UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	May 22, 2014

1ST CONSTITUTION BANCORP
(Exact Name of Registrant as Specified in Charter)

New Jersey	000-32891	22-3665653
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2650 Route 130 P.O. Box 634, Cranbury, New Jersey	08512
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code	(609) 655-4500

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07  Submission of Matters to a Vote of Security Holders.

The 2014 Annual Meeting of Shareholders (the “Annual Meeting”) of 1st Constitution Bancorp (the “Company”) was held on Thursday, May 22, 2014.

There were present at the Annual Meeting in person or by proxy shareholders holding an aggregate of 6,191,125 shares of Company common stock of a total number of 7,080,094 shares of Company common stock outstanding and entitled to vote at the Annual Meeting.

At the Annual Meeting, John P. Costas and Robert F. Mangano were elected as Class III directors of the Company to serve a term of three years to expire at the 2017 Annual Meeting of Shareholders or until their successors are duly elected and qualified.  The results of the election were as follows:

Nominee	For	Withheld	Broker Non-Votes
John P. Costas	3,474,854	84,919	2,631,352
Robert F. Mangano	3,474,834	84,939	2,631,352

Directors whose term of office continued following the meeting were Charles S. Crow, III, David C. Reed, William M. Rue and Frank E. Walsh, III.

An advisory vote on executive compensation was taken at the Annual Meeting. The proposal was approved by the shareholders, with 3,179,993 shares voting in favor of the proposal and 303,163 shares voting against the proposal. There were 76,617 abstentions and 2,631,352 broker non-votes.

A vote of the shareholders was taken at the Annual Meeting to approve a proposal to ratify the selection of BDO USA LLP as the independent registered public accounting firm of the Company for the Company’s 2014 fiscal year.  The proposal was approved by the shareholders, with 6,084,107 shares voting in favor of the proposal and 71,143 shares voting against the proposal. There were 35,875 abstentions and there were no broker non-votes.

1

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

1ST CONSTITUTION BANCORP

Date: May 23, 2014	By:	/s/ STEPHEN J. GILHOOLY
Name: Stephen J. Gilhooly
Title: Chief Financial Officer

 2